Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report on The Alger Funds II dated December 16, 2008 which is incorporated by reference in this Registration Statement of The Alger Funds II (Form N-1A No. 811-1743).

ERNST & YOUNG LLP

New York, New York

October 29, 2009